SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[X]  Filed by the registrant

[_]  Filed by a party other than the registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                         Alliance Financial Corporation
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies.

--------------------------------------------------------------------------------

(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
                           -----------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
                                                 -------------------------------
(3) Filing Party:
                 ---------------------------------------------------------------
(4) Date Filed:
               -----------------------------------------------------------------

                         ALLIANCE FINANCIAL CORPORATION

                            18th Floor, MONY Tower II
                               120 Madison Street
                            Syracuse, New York 13202

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    ----------------------------------------

                                                                  March 27, 2002

To the Shareholders of Alliance Financial Corporation:

     NOTICE IS HEREBY GIVEN that the ANNUAL MEETING OF SHAREHOLDERS of ALLIANCE FINANCIAL CORPORATION, the parent company of Alliance Bank, N.A., will be held at the office of the Company at 65 Main Street, Cortland, New York, on May 7, 2002 at 4:00 p.m., for the purpose of considering and voting upon the following matters:

                    1.   The election of five Directors to
                         Class I of the Board of Directors
                         to serve for a term of three years
                         and until their successors are duly
                         elected and qualified.

                    2.   The approval of an amendment to the
                         Company's 1998 Long Term Incentive
                         Compensation Plan.

                    3.   The transaction of such other
                         business as may properly come
                         before the meeting, or any
                         adjournment thereof.

     Only those shareholders of record at the close of business on March 20, 2002 shall be entitled to notice of the meeting and to vote at the meeting.

                                        By Order of the Board of Directors


                                        DONALD S. AMES
                                        Secretary

--------------------------------------------------------------------------------
YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.
--------------------------------------------------------------------------------

                         ALLIANCE FINANCIAL CORPORATION

                            18th Floor, MONY TOWER II
                               120 Madison Street
                            Syracuse, New York 13202

                             ----------------------

                                 PROXY STATEMENT
                 FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 7, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Alliance Financial Corporation (the "Company"), the holding company for Alliance Bank, N.A. (the "Bank"), for use at the Annual Meeting of Shareholders to be held at the office of the Company at 65 Main Street, Cortland, New York, on May 7, 2002 at 4:00 p.m. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders on or about March 27, 2002.

     If the enclosed Proxy is properly executed and returned, all shares represented thereby will be voted according to the instructions set forth thereon. If no such instructions are specified, the Proxy will be voted FOR the election of the nominees named below and FOR the approval of the proposed amendment to the Company's 1998 Long Term Incentive Compensation Plan. As to any other business which may properly come before the meeting, the persons named on the Proxy are granted discretionary authority to vote according to their best judgment.

     Any proxy given by a shareholder may be revoked at any time before it is voted by: (i) the shareholder attending the meeting and voting the shares of stock in person; (ii) the execution and delivery of a later dated proxy; or
(iii) the execution and delivery of a written notice of revocation to Donald S. Ames, Secretary, Alliance Financial Corporation, 65 Main Street, Cortland, New York 13045. If not revoked, the Proxy will be voted in accordance with its terms.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers, Directors and regular employees of the Company may solicit proxies in person and by telephone and telegraph, and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons for their expenses incurred in sending proxy forms and other material to their principals.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on March 20, 2002, the record date for the determination of shareholders entitled to vote at the meeting, there were outstanding and entitled to vote 3,442,338 shares of the Company's common stock. Each share of common stock entitles the holder to one vote with respect to each item to come before the meeting. There will be no cumulative voting of shares for any matters voted upon at the meeting. No individual or group of individuals owns of record or is known to the Company to own beneficially more than 5% of the common stock of the Company.

ITEM 1: ELECTION OF DIRECTORS

     Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes as nearly equal in number as possible. The members of each class are elected for staggered terms of three years and until their successors are elected and qualified. Information concerning nominees to the Board of Directors and the Directors continuing in office is set forth below. The nominees receiving a plurality of the votes represented in person or by proxy at the meeting will be elected to the stated positions. All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. If any nominee becomes unavailable for any reason before the meeting, the Proxy may be voted for such other person as may be determined by the Board of Directors of the Company. The shares represented by the enclosed Proxy will be voted FOR the election of the nominees named below unless otherwise specified.

     INFORMATION CONCERNING NOMINEES FOR DIRECTORS, DIRECTORS CONTINUING IN
                    OFFICE AND ADDITIONAL EXECUTIVE OFFICERS

                                                                                                       Shares
                                                                                                     Beneficially   % of Total
                                                                                       Director      Owned as of     Common
          Name and Age              Business Experience and Directorships               Since*        3/20/02(1)    Stock (10)
          ------------              -------------------------------------              --------      ------------   ----------
NOMINEES FOR ELECTION (CLASS I)

Donald S. Ames                      Secretary of Company; President - Cortland            1986            81,427       2.37
(59)                                Laundry, Inc.; Chairman - Cortland Line Company,
                                    Inc.

Peter M. Dunn                       Partner - Law Offices of Dunn, Bruno & St.            1968            74,793       2.17
(65)                                Leger, LLP; Director - Oneida Healthcare
                                    Foundation; Director - Oneida Valley Securities
                                    Corporation; Director - Oneida Healthcare
                                    Corporation.

Margaret G. Ogden                   President and CEO - Central New York Community        2001               500       0.01
(56)                                Foundation, Inc.

Paul M. Solomon                     Partner - Exponential Business Development            2001              1050       0.03
(58)                                Company.

David J. Taylor                     Retired President and Director - Prosco               1993             4,725       0.14
(58)                                Products, Inc.; Former Executive Vice President
                                    - CTM, Inc.

OTHER DIRECTORS**

Mary Pat Adams                      Licensed Sales Agent - Don Kingsley Real Estate;      2001         15,652(2)       0.45
(42)                                Director - Oneida Valley Securities Corporation.

Samuel J. Lanzafame                 Chairman - Traces, Inc.; Former President -           1988         16,595(3)       0.48
(51)                                Central Locating Service, Ltd.; Director -
                                    Montana Mills Bread Co.

Robert M. Lovell                    Senior Vice President - The Hunter Group; Former      1988             2,435       0.07
(55)                                President - Cortland Memorial Hospital.

Jack H. Webb                        Chairman and Chief Executive Officer of Company;      2000         45,201(4)       1.30
(49)                                President and Chief Executive Officer of Bank;
                                    Former Retail Executive - Chase Manhattan Bank;
                                    Director - Health Alliance of CNY.

John H. Buck                        President - Buck Environmental Laboratories,          1994          4,715(5)       0.17
(56)                                Inc.; President - Beardsley Brothers Sawmill,
                                    Division of Genegantslett, Inc.; Principal
                                    Engineer - Buck Engineering, LLC.

Donald H. Dew                       President and Chief Executive Officer -               1988             8,395       0.24
(50)                                Diemolding Corporation; Director - Higbee
                                    Gaskets.

David P. Kershaw                    Treasurer and Chief Financial Officer of              2001         11,570(6)       0.34
(53)                                Company; Executive Vice President and Chief
                                    Financial Officer  of Bank.

Charles E. Shafer                   Partner - Riehlman, Shafer & Shafer (Attorneys        1998         20,231(7)       0.59
(52)                                at Law); Director - Marathon Boat Group, Inc.;
                                    Director - Applied Concepts, Inc.; Managing
                                    Member - Green Lake Associates, LLC.

Charles H. Spaulding                President and Director - George B. Bailey             1993          4,101(8)       0.12
(53)                                Agency, Inc.; Director - J.M. Murray Center,
                                    Inc.; Trustee - Cortland Memorial Hospital.

EXECUTIVE OFFICER

James W. Getman                     Executive Vice President and Senior Lending            --           8,330(9)       0.24
(54)                                Officer of Bank; Former Senior Lending Officer -
                                    Cayuga Bank; Former Vice President and Regional
                                    Commercial Manager - The Chase Manhattan Bank.

All Directors, Nominees and Officers as a Group (15 in Group):                                           299,720       8.56

* Year in which the Director was first elected or appointed to the Board of Directors of the Company, the Bank, or their respective predecessor entities.

** Messrs. Buck, Dew, Kershaw, Shafer and Spaulding are members of Class II with terms expiring in 2003. Ms. Adams and Messrs. Lanzafame, Lovell and Webb are members of Class III with terms expiring in 2004.

     (1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company's common stock if he or she has sole or shared voting or investment power with respect to such shares or has a right to acquire beneficial ownership at any time within 60 days from March 20, 2002. Also includes shares owned by family members residing in the same household as to which certain persons disclaim beneficial ownership. Except as otherwise indicated the named individual has sole voting and sole investment power with respect to all of the indicated shares. Share amounts are rounded to the nearest whole number.

     (2) Includes 1,157 shares owned by Ms. Adams's husband, Bradford, 2,845 shares owned by Ms. Adams's children, and 2,000 shares held in trust for which Ms. Adams serves as co-trustee.

     (3) Includes 15,000 shares owned by Mr. Lanzafame's wife, Janet, and 945 shares owned by Mr. Lanzafame's children, all as to which Mr. Lanzafame disclaims any beneficial ownership.

     (4) Includes 100 shares owned by Mr. Webb's wife, Linda, and 410 shares owned by Mr. Webb's children, all as to which Mr. Webb disclaims any beneficial ownership. Also includes 44,166 shares which Mr. Webb has the right to acquire within 60 days of March 20, 2002 pursuant to stock options granted by the Company.

     (5)  Includes 750 shares owned by Buck Environmental Laboratories, Inc.

     (6) Includes 8,750 shares which Mr. Kershaw has the right to acquire within 60 days of March 20, 2002 pursuant to stock options granted by the Company.

     (7) Includes 4,465 shares owned by Mr. Shafer's wife, Judith, and 1,890 shares owned by Mr. Shafer's children, all as to which Mr. Shafer disclaims any beneficial ownership.

     (8) Includes 3,487 shares owned by Mr. Spaulding's wife, Elizabeth, as to which Mr. Spaulding disclaims any beneficial ownership.

     (9) Includes 8,000 shares which Mr. Getman has the right to acquire within 60 days of March 20, 2002 pursuant to stock options granted by the Company.

     (10) Based on 3,442,338 shares outstanding on March 20, 2002.

             ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     During 2001 there were 12 regularly scheduled meetings of the Company's Board of Directors. All of the incumbent Directors of the Company attended at least 75% of the aggregate of all of the 2001 meetings of the Board of Directors and any committees of which the Director was a member, except that Mr. Lovell attended 71% of the aggregate of all such meetings.

     The Company's full Board of Directors nominates individuals for election to the Board. The Board will consider written recommendations from shareholders for nominees that are sent to the Secretary of the Company at the Company's address.
Section 202 of the Company's Bylaws provides that nominations for Directors to be elected at an annual meeting of the Company's shareholders, except those made by the Board, must be submitted in writing to the Secretary of the Company not less than 90 days nor more than 120 days immediately preceding the date of the meeting. The notice must contain (i) the name, age, business address and residence address of each proposed nominee; (ii) the principal occupation and employment of each proposed nominee; (iii) the total number of shares of capital stock of the Company owned by each proposed nominee; (iv) the name and residence address of the notifying shareholder; (v) the number of shares of capital stock of the Company owned by the notifying shareholder; and (vi) any other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors, or otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Nominations not made in accordance with this procedure may be disregarded by the presiding officer at the annual meeting, in his or her discretion.

     The Company has an Audit Committee, whose membership and functions are described more fully on page 15. The Audit Committee met five times in 2001.

     The Company has a Compensation Committee, whose membership and functions are described more fully on page 7. The Compensation Committee met seven times in 2001.

Board of Directors Fees

     As of January 1, 2002, Directors who are salaried employees of the Company are no longer compensated for their service on the Board. Each other Director receives an annual retainer fee of $5,000 for service on the Board, $400 for each Board meeting attended, and $300 for each committee meeting attended.

Deferred Compensation Agreement

     The Company has a Deferred Compensation Plan which provides Company and Bank Directors with the option to defer receipt of all or a portion of their Director's fees. Amounts deferred under the Plan are credited to a reserve account and deemed to be invested in shares of the Company's common stock based on the book value of the stock for the year ending preceding the date of deferral. The reserve account is also credited quarterly with additional amounts equivalent to the number of whole shares and fractions thereof which could be purchased at book value as described above with dividends declared and paid on the stock. Upon a Director no longer being a member of either the Company or Bank Board, all amounts deferred by the Director, plus any earnings thereon, shall be paid at the Director's election over a period of up to ten years or in a lump sum. Upon the date selected by a participating Director to commence receiving deferred payments, the reserve account value is to be determined based on the increase or decrease in the book value of the stock as of the preceding year end, provided that in no event will the Director's payments be less than the amounts actually deferred by the Director. During 2001, 16 Directors participated in the Deferred Compensation Plan. Directors deferred a total of $104,995 in Director's fees during 2001.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation paid by the Company to persons who served as Chief Executive Officer (or in an equivalent capacity) during 2001 and to the other most highly compensated executive officers whose salary and bonus from the Company exceeded $100,000 during 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                                                     Compensation
                                                                     Other              Awards           All Other
   Name and Principal                               Bonus           Annual          --------------      Compensation
        Position           Year     Salary ($)     ($)(1)       Compensation (2)    Stock Options(#)        ($)(3)
--------------------------------------------------------------------------------------------------------------------
Jack H. Webb               2001       181,730             0              0                     0           26,830
Chairman and Chief         2000        90,237             0              0                60,000           15,249
Executive Officer

David P. Kershaw           2001       113,500             0              0                     0           28,730
Treasurer and              2000       110,000        15,997              0                17,927           21,611
Chief Financial Officer    1999        96,000        13,605              0                 5,000           18,697

James W. Getman            2001       108,500             0              0                     0            4,122
Executive Vice             2000       105,000        12,450              0                16,121              363
President and Senior
Loan Officer of the Bank

John C. Mott               2001        86,833        32,378         50,000                     0           86,167
Retired; formerly          2000       192,500        35,000              0                31,818           57,754
Chairman and Chief         1999       175,000        24,989              0                     0           51,109
Executive Officer*

David R. Alvord            2001       192,500        32,378         20,660                 5,000          415,278
Retired; formerly          2000       192,500        35,000              0                31,818           57,088
Chairman and Chief         1999       175,000        26,076              0                     0           56,666
Executive Officer*

     * Messrs. Mott and Alvord served as Co-Chief Executive Officers of the Company until May 2, 2000, at which time Mr. Mott retired as Chairman and Chief Executive Officer following 10 years of service with the Company and its predecessor, Oneida Valley Bancshares, Inc. Mr. Alvord retired as Chairman and Chief Executive Officer effective December 31, 2001 following 40 years of service with the Company and its predecessor, Cortland First Financial Corporation. In accordance with the Company's succession plan, Mr. Webb became Chairman and Chief Executive Officer upon Mr. Alvord's retirement.

     (1) As described on page 10, amounts noted in this column were paid under the Company's Short Term Executive Incentive Compensation Plan.

     (2) Includes $50,000 paid to Mr. Mott for consulting services rendered during 2001, and $20,660 representing the value of a Bank automobile transferred to Mr. Alvord upon his retirement in 2001.

     (3) Includes the following amounts for Mr. Webb for 2001: $2,746 for the 2001 contribution to the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan; $16,284 for the 2001 contribution to the Excess Benefit Plan described on page 10; and $7,800 for Director meeting fees during 2001. Includes the following amounts for Mr. Kershaw for 2001: $13,675 for the 2001 contribution to the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan; $7,655 for the 2001 contribution to the Excess Benefit Plan described on page 10; and $7,400 for Director meeting fees during 2001. Includes the following amount for

Mr. Getman for 2001: $4,122 for the 2001 contribution to the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan. Includes the following amounts for Mr. Alvord for 2001: $23,456 for the 2001 contribution to the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan; $384,422 for the 2001 contribution to Mr. Alvord's Excess Benefit Plan; and $7,400 for Director meeting fees during 2001. Includes the following amounts for Mr. Mott for 2001: $13,521 for the 2001 contribution to the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan; $70,046 for the 2001 contribution to Mr. Mott's Excess Benefit Plan; and $2,600 for Director meeting fees during 2001. The contributions to the Excess Benefit Plans for Messrs. Mott and Alvord during the year of their retirement were higher than in prior years due to several extraordinary factors described in the Compensation Committee Report on page 7.

                        OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides further information on grants of stock options pursuant to the Alliance Financial Corporation 1998 Incentive Compensation Plan in fiscal year 2001 to the named executives as reflected in the Summary Compensation Table on page 5.

                                         % of Total
                                          Options                                    Potential Realizable Value at
                                         Granted to                                  Assumed Annual Rates of Stock
                                         Employees     Exercise or                   Price Appreciation for Option
                            Options      in Fiscal      Base Price     Expiration             Term ($)(2)
          Name            Granted (#)       Year          ($/Sh)          Date            5%              10%
------------------------------------------------------------------------------------------------------------------
    David R. Alvord         5,000(1)       23.26          20.25         10/16/11        63,700          161,400

     (1) Effective October 16, 2001 the Company issued incentive stock options to Mr. Alvord at the then current market price of $20.25 per share. 50% of such options become exercisable on the later of the first anniversary of the grant date and the first trading date that follows the 15th consecutive trading date on which shares of the Company's common stock have traded on an established securities market at a price of at least $22.07 per share; 25% percent of such options become exercisable on the later of the first anniversary of the grant date and the first trading date that follows the 15th consecutive trading date on which shares of the Company's common stock have traded on an established securities market at a price of at least $24.50 per share; and the remaining 25% of such options become exercisable on the later of the first anniversary of the grant date and the first trading date that follows the 15th consecutive trading date on which shares of the Company's common stock have traded on an established securities market at a price of at least $28.55 per share; provided, however, that all of such options shall in any event be exercisable as of the ninth anniversary of the grant date.

     (2) The assumed annual rates of appreciation of 5% and 10% would result in the price of the Company's common stock increasing over the ten-year option period to $32.99 and $52.53 respectively for options issued at an exercise price of $20.25.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

     The following table provides information for the named executive officers, with respect to stock options exercised in fiscal year 2001 and the number of stock options held at the end of fiscal year 2001.

                                                                                          Value of Unexercised
                                                        Number of Unexercised           In-the-Money Options at
                       Shares                          Options at 12/31/01 (#)              12/31/01 ($)(1)
                     Acquired on       Value        ----------------------------      ----------------------------
        Name        Exercise (#)    Realized ($)    Exercisable    Unexercisable      Exercisable    Unexercisable
------------------------------------------------------------------------------------------------------------------
Jack H. Webb              0              0             33,333          26,667           194,581         150,417
David P. Kershaw          0              0              7,083          15,844            30,936          11,563
James W. Getman           0              0              6,333          14,788            26,249           7,500
John C. Mott              0              0                  0          31,818                 0               0
David R. Alvord           0              0                  0          36,818                 0          18,750

(1) Based on the closing price of the Company's common stock on December 31, 2001 of $24.00 per share.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company meets to conduct a comprehensive performance review of all officers and to recommend the annual base remuneration for the officers to the Board of Directors. The Committee considers each officer's performance as measured against that individual's job description.

     In recommending the base annual salary for the Chairman (if he or she is an employee), President and Chief Executive Officer, the Committee considers overall asset quality, earnings, capital adequacy, peer group and industry comparisons, general economic trends and total return to the Company's shareholders. The Committee believes that Messrs. Mott, Alvord and Webb served the Company and the Bank well in each of the above measurable categories over the course of the past year, and that the Bank's success is due, in large part, to their efforts. Messrs. Mott, Alvord and Webb do not participate in the determination of their annual compensation.

     In 2001, the Compensation Committee also considered and approved contributions to the excess benefit plans for Messrs. Mott, Alvord, Webb and Kershaw as set forth in the Summary Compensation Table on page 5. These contributions were materially higher than in prior years for Messrs. Mott and Alvord (each of whom retired during 2001) due to a decline in market value during the preceding year of their accounts under other retirement plans) and a resulting increase in Company contributions as required by the terms of the excess benefit plans. In addition, (a) in the case of Mr. Alvord, the higher contribution requirements also resulted from Mr. Alvord's decision to elect retirement at age 61 and necessary changes to previous actuarial assumptions, and (b) in the case of Mr. Mott, the higher contribution requirements also resulted from an amendment to Mr. Mott's excess benefit plan approved by the Board. The Committee views these higher contribution levels to be abnormal non-recurring items in connection with the Company's succession planning efforts, and does not expect expenses of similar magnitude to recur in the foreseeable future.

     The Committee also meets to consider awards under the Short Term Executive Incentive Compensation Plan and the Long Term Incentive Compensation Plan. Descriptions of these plans are found on page 10.

                             Donald S. Ames (Chair)
                                  Donald H. Dew
                                  Peter M. Dunn
                                Robert M. Lovell
                                 David J. Taylor

Stock Performance Graph

The following graph compares cumulative total returns (assuming reinvestment of dividends) for the five-year period ended December 31, 2001 on the Company's common stock against: (i) the Standard & Poor's Composite 500 Stock Index (S&P
500), and (ii) a self-determined peer group consisting of all New York State headquartered bank holding companies with total assets less than $5 billion that are subject to the periodic reporting requirements of the Exchange Act.

                         Alliance Financial Corporation

                              [LINE GRAPH OMITTED]

                                                              Period Ending
                                  --------------------------------------------------------------------
Index                             12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
------------------------------------------------------------------------------------------------------
Alliance Financial Corporation      100.00      150.06      138.49      140.09      110.84      154.00
S&P 500                             100.00      133.37      171.44      207.52      188.62      166.22
Alliance Financial Peer Group       100.00      175.09      179.29      148.80      154.97      215.88

Employment Agreements and Change of Control Arrangements

     The Company has an employment agreement with Jack H. Webb, providing for Mr. Webb to serve as President and Chief Executive Officer of the Company and the Bank for a term through December 31, 2003. The agreement requires Mr. Webb to devote his full business time and attention to the performance of his duties for an annual base salary of $250,000, subject to review and potential increase by the Board of Directors on an annual basis. Mr. Webb is also eligible to participate in any and all incentive compensation, bonus, stock option or similar plans maintained by the Company, as well as any Company-maintained employee pension benefit plans, group life insurance plans, medical plans, dental plans, long-term disability plans, business travel insurance programs and other fringe benefit plans or programs.

     Mr. Webb's employment agreement may be terminated by the Company with or without cause, and upon Mr. Webb's death or disability. If the Company terminates Mr. Webb's employment for reasons other than cause, death or disability, it must give him 60 days' prior written notice and must pay him, within 30 days after the date of termination, a lump sum equal to the unpaid compensation and benefits that he would have received if he had remained employed until expiration of the agreement. Mr. Webb may terminate the agreement at any time upon 60 days' prior written notice to the Company, in which case he will be entitled only to compensation and benefits earned or accrued through the date of termination.

     If (a) Mr. Webb's employment is terminated by the Company for any reason other than cause, death or disability, or (b) Mr. Webb voluntarily resigns based upon a change in his authority, compensation, or the geographic location of his assignment, in either case in anticipation of or within 24 months following a change of control that occurs during the term of the agreement, the Company shall (i) within 60 days of termination, pay him 2.99 times his average annual compensation during the five full taxable years (or any shorter period of employment) that immediately precedes the year during which the change of control occurs; (ii) provide him with fringe benefits, or the cash equivalent of such benefits, to which he is entitled under the agreement for a period of 24 months following his termination; and (iii) treat as immediately vested and exercisable all forms of equity-based compensation, including unexpired stock options, previously granted to him.

     Effective February 16, 1999, the Company entered into change of control agreements with David P. Kershaw and James W. Getman. Each agreement provides that if the executive's employment is terminated by the Company for any reason other than cause within 24 months following a change of control that occurs during the term of the agreement, the Company shall (i) within 60 days of termination, pay him 2.0 times his average annual compensation during the three full taxable years (or any shorter period of employment) that immediately precedes the year during which the change of control occurs; (ii) provide him with fringe benefits, or the cash equivalent of such benefits, to which he is entitled under the agreement for a period of 24 months following his termination; and (iii) treat as immediately vested and exercisable all forms of equity-based compensation, including unexpired stock options, previously granted to him.

Pension Benefits

     The Bank maintains an Amended and Restated 401K Deferred Profit Sharing Plan, in which an employee is eligible to participate upon attaining age 18 and completion of 12 months consecutive service during which the employee worked 1,000 or more hours of service. The Bank's contribution to the Plan consists of
(i) matching contributions with respect to salary deferred by participating employees, (ii) a mandatory contribution of 1% of each participating employee's salary per year, and (iii) a discretionary contribution determined in part according to a formula based on years of service with the Bank. The Bank's contributions to the Plan and predecessor plans in 2001 for Messrs. Webb, Kershaw, Getman, Mott and Alvord are set forth in Note (3) to the Summary Compensation Table on page 5.

Excess Benefit Plans

     The Company has a supplemental retirement agreement with Mr. Webb. The agreement provides that in the event that Mr. Webb remains actively employed through December 31, 2003, the Company must provide him with an annual supplemental retirement benefit in the amount of 70% of the annualized salary paid to him during the 36 months prior to cessation of employment. The supplemental retirement benefit is reduced by the benefit attributable to employer contributions under the Company's Amended and Restated 401K Deferred Profit Sharing Plan and earnings thereon, Mr. Webb's Social Security benefit, and the benefits payable from any pension, profit sharing or similar plans in which Mr. Webb participated prior to joining the Company. Subject to acceleration and adjustment in certain events, the supplemental retirement benefit is payable at age 65 in the form of a straight life annuity payable in monthly installments for life. The 2001 expense associated with Mr. Webb's supplemental retirement benefits is set forth in Note (3) to the Summary Compensation Table on page 5.

     Mr. Kershaw is covered by two separate arrangements with the Bank that will provide supplemental retirement income to Mr. Kershaw. Under the first arrangement, entered into in 1986, Mr. Kershaw is entitled to receive annual payments of $10,000 for ten years following his retirement upon or after attaining age 65. The second arrangement became effective as of October 1, 1989, following amendments made to Oneida Valley National Bank's then-existing pension plan and 401K plan (which have since been terminated and replaced with the Alliance Bank, N.A. Amended and Restated 401K Deferred Profit Sharing Plan). The effect of the 1989 arrangement was to provide Mr. Kershaw with benefits that he would otherwise have received under the Oneida Valley National Bank pension and 401K plans but for these amendments. The 2001 expense associated with Mr. Kershaw's supplemental retirement benefits is set forth in Note (3) to the Summary Compensation Table on page 5.

Executive Incentive Compensation Plans

     The Bank maintains a Short Term Incentive Compensation Plan designed to include the Bank's Chief Executive Officer(s), Senior Management, and those other employees who, in the opinion of the Board, contribute significantly to the profitability of the Bank. Its purpose is to motivate, reward, and retain management and to focus perspective on short term goals and results. Under the terms of the Plan, at the beginning of each year the Bank's Board of Directors establishes a target performance goal for the year. Annual awards for distribution to Plan participants may not exceed a certain percentage of the participant's base salary which is established in the plan and is based on the participant's management position. Amounts paid under the Plan to Messrs. Mott and Alvord in 2001 are set forth in the Summary Compensation Table on page 5. Messrs. Webb, Kershaw and Getman received an increased stock option grant in December 2000 in lieu of a 2001 cash award under the Plan.

     The Company also maintains a shareholder-approved Long Term Incentive Compensation Plan which provides for the award of incentive stock options, non-statutory stock options and restricted stock to officers, Directors and key employees. The purpose of the Plan is to enable the Company to attract, retain and reward qualified personnel through long term performance incentives, and to more closely align the interests of such persons with those of the Company's shareholders. Awards to Messrs. Webb, Kershaw, Getman, Mott and Alvord under the Plan in 2001 are set forth in the Summary Compensation Table on page 5 and in the Option Grants Table on page 6.

                          ITEM 2: APPROVAL OF AMENDMENT
                   TO THE ALLIANCE FINANCIAL CORPORATION 1998
                      LONG TERM INCENTIVE COMPENSATION PLAN

     The Alliance Financial Corporation 1998 Long Term Incentive Compensation Plan (the "Incentive Plan") was approved by the Company's shareholders in 1998. The purpose of the Incentive Plan is to promote the interests of the Company by providing a comprehensive equity-based incentive compensation program designed to enable the Company to attract, retain and reward key employees and directors through performance based incentives. To the extent that officers, directors and key employees have an equity interest in the Company, their interests will be more closely aligned with the interests of the shareholders, and their compensation will bear, in part, a direct relationship to shareholder gains.

     On January 29, 2002, the Board of Directors approved an amendment to the Incentive Plan, subject to approval by the Company's shareholders at the annual meeting, to increase the number of shares of common stock which may be subject to options and restricted stock awards granted under the Incentive Plan in order to allow the Company to continue to fulfill the purposes of the Incentive Plan as described above.

     The following is a summary of the Incentive Plan as in effect prior to the proposed amendment, together with a summary of the amendment. These summaries are qualified in their entirety by reference to the specific provisions of the Incentive Plan and the proposed amendment, the full text of which are available upon written request to: David P. Kershaw, Treasurer and Chief Financial Officer, Alliance Financial Corporation, 120 Madison Street, 18th Floor, MONY Tower II, Syracuse, New York 13202

General Features Of The Incentive Plan

     The Incentive Plan permits the Company to award or grant, from time to time, to officers, other key employees and directors of the Company and the Bank
(i) Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code, (ii) Non-Statutory Stock Options, and (iii) Restricted Stock (further described below), and any combination of such awards. The Incentive Plan is designed to provide the Company with flexibility in the grant of equity-based incentive compensation to achieve the overall goals of the Plan. The term of the Incentive Plan is for ten years from the date of its original adoption unless earlier terminated by the Board of Directors in accordance with the terms of the Plan.

     The Compensation Committee of the Company's Board of Directors is responsible for making recommendations to the full Board regarding administration of the Incentive Plan. The Incentive Plan is administered by the Board of Directors, which has the authority, acting upon recommendation of the Compensation Committee, to select participants from those persons eligible under the Incentive Plan, to establish the terms and conditions of any awards, to authorize awards under the Incentive Plan, and to interpret and construe any provision of the Plan.

     Officers, other key employees and directors of the Company or its subsidiaries are eligible to participate in the Incentive Plan. Award recipients are selected by the Board based upon such factors as the employee's or director's past and potential contributions to the success, profitability, and growth of the Company and the Bank. The Board may determine whether an award may be exercised after a participant's termination of employment or service on the Board, subject to limits set forth below with respect to different types of awards under the Incentive Plan.

     Subject to adjustments noted below, 400,000 shares of common stock were originally made available for issuance under the Incentive Plan. Shares of common stock issued under the Incentive Plan may be newly issued shares, treasury shares, or any combination thereof. Such maximum number of shares is subject to adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation or other recapitalization of the Company.

     No award granted under the Incentive Plan, and no right or interest therein, is assignable or transferable by a participant, except that option rights may be transferred by will or the laws of descent and distribution. The Board of Directors may amend or terminate the Incentive Plan at any time, except that the Board of Directors may not, without approval by the shareholders, make any amendment that would (i) increase the number of available shares under the Incentive Plan, or (ii) change the definition of eligible persons under the Incentive Plan.

     Stock Options. Options granted as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code may be granted under the Incentive Plan to eligible persons. The exercise price of an Incentive Stock Option must be at least 100% of the fair market value of the Company's common stock on the date of grant. Thus, a participant who is granted an Incentive Stock Option must pay a price per share upon exercising the option which is at least equal to the fair market price of a share at the time the option was granted. The number of shares of common stock in respect of which Incentive Stock Options are first exercisable by any optionee during any calendar year may not have a fair market value (determined at the date of grant) in excess of $100,000.

     Incentive Stock Options are exercisable for such period or periods not in excess of 10 years after the date of grant as may be determined by the Board, except that no Incentive Stock Option may be exercisable earlier than one year following the date the option is granted. Non-Statutory Stock Options may also be granted under the Incentive Plan, and are exercisable for such period or periods and at such price as the Board determines as of the date the option is granted. The Board has the authority, in its discretion, to accelerate the time at which a stock option becomes exercisable, provided that no Incentive Stock Option may be made exercisable earlier than one year following the date the option is granted.

     Stock options granted under the Incentive Plan are exercisable only upon the payment in full to the Company of the entire option exercise price (i) in cash, (ii) by the transfer to the Company of shares of common stock (at the fair market value thereof on the date of exercise), or (iii) by a combination of such methods of payment. Payment may not be made with stock issued by the Company upon exercise of an option under the Incentive Plan or other stock option plan unless the stock has been held for at least one year.

     Each grant of stock options under the Incentive Plan is evidenced by an agreement between the Company and the optionee containing such terms and provisions, consistent with the Incentive Plan, as the Board may approve.

     Restricted Stock. An award of Restricted Stock consists of a specified number of shares of common stock that are transferred to a participant and subject to forfeiture to the Company under such conditions and for such periods of time as the Board may determine. A participant may vote and receive dividends on the shares of Restricted Stock awarded, but may not sell, assign, transfer, pledge or otherwise encumber the shares during the forfeiture period. Certificates for Restricted Stock bear a legend specifying the restrictions and conditions which will cause forfeiture of the stock. The Board may also require that the Restricted Stock be held in escrow until all restrictions and events of forfeiture have lapsed.

     If a participant's employment or Board service terminates for any reason except death or disability prior to the expiration of the forfeiture period, all of the participant's Restricted Stock not already vested will be forfeited and surrendered to the Company. If a participant dies or terminates employment or Board service because of a disability prior to the expiration of the forfeiture period, the forfeiture period shall lapse on the date of death or date of disability, provided that such date is at least four years following the date of the award. Notwithstanding the foregoing, the Board has the authority to accelerate the time at which any or all restrictions applying to Restricted Stock shall lapse.

Federal Income Tax Consequences

     The anticipated federal income tax consequences relating to the different types of awards authorized under the Incentive Plan are as described below.

     Upon Grant of Options. An optionee will not recognize any taxable income at the time a stock option is granted, and the Company will not be entitled to a federal income tax deduction at that time.

     Incentive Stock Options. No ordinary income will be recognized by the holder of an Incentive Stock Option at the time of exercise. The excess of the fair market value of the shares at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise. If the optionee holds the shares for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares are disposed of in a sale, exchange or other "disqualifying disposition" within two years after the date of grant or within one year after the date of exercise, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the aggregate option price (the bargain purchase element), and the Company will be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a "disqualifying disposition" will be recognized as capital gain to the holder. The Company will not be entitled to a federal income tax deduction for the capital gain amount.

     Non-Statutory Stock Options. Upon the exercise of a Non-Statutory Stock Option, ordinary income will be recognized by the holder in an amount equal to the excess of the fair market value of the shares purchased at the time of such exercise over the aggregate option price. The Company will be entitled to a corresponding federal income tax deduction. Upon any subsequent sale of the shares, the optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of the subsequent sale of the shares.

     Restricted Stock. Unless a participant makes the election described below, a participant receiving a grant of Restricted Stock will not recognize income, and the Company will not be allowed a deduction, at the time the shares of Restricted Stock are granted. While the restrictions on the shares are in effect, a participant will recognize ordinary income equal to the amount of any dividends received. When the restrictions on the shares are removed or lapse, the excess of fair market value of the shares over the amount (if any) paid by the participant for the shares will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, the gain or loss realized by the participant will be taxable as a capital gain or loss. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant's ordinary income will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by the participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares. If a Section 83(b) election is made and a participant thereafter forfeits his or her stock, no deduction will be allowed for the amount previously included in the participant's income.

Proposed Amendment to the Incentive Plan

     As noted above, 400,000 shares of common stock have been reserved for issuance under the Incentive Plan. Presently, 380,772 of such shares have been granted as restricted stock awards, are subject to outstanding options, and/or were subject to previously granted options which have been exercised, leaving only 19,228 shares available for issuance under the Incentive Plan. In order for the Incentive Plan to continue to be able to accomplish its purpose of enabling the Company to attract and retain highly qualified personnel, the Board has recommended an increase in the number of shares available for issuance under the Incentive Plan. Accordingly, if approved by the shareholders at the meeting, the Incentive Plan would be amended to raise the amount of shares available for issuance under the Incentive Plan from 400,000 to 550,000.

Awards Under the Incentive Plan as Amended

     The decision as to whether awards will be granted under the Incentive Plan to specific directors, officers and employees, as well as the timing and amount of any such awards, are within the discretion of the Board, and cannot be predicted at this time. The following table sets forth grants made under the Incentive Plan during the fiscal year ended December 31, 2001. The awards shown below may not be indicative of any future awards which might be granted to the named persons under the Incentive Plan, as amended.

                                     Shares Of Common Stock         Shares of
     Name And Position              Underlying Stock Options    Restricted Stock

     Jack H. Webb                                 0                     0
     David P. Kershaw                             0                     0
     James W. Getman                              0                     0
     John C. Mott                                 0                     0
     David R. Alvord                          5,000                     0
     Executive Group                          5,000                     0
     Non-Executive Director Group             7,000                     0
     Non-Executive Officer
       Employee Group                         9,500                     0

Vote Required For Approval

     The affirmative vote of a majority of the shares of common stock represented at the meeting in person or by proxy is required for approval of the proposed amendment to the Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee supervises the internal audit activities of the Bank and supervises and directs the auditors of the Company and the Bank in order to ensure that the Company's and Bank's activities are being conducted in accordance with law and banking rules and regulations established by the Comptroller of the Currency and other regulatory and supervisory authorities, and in conformance with established policy.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company's independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee also reviewed with management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001.

     Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                           Samuel J. Lanzafame (Chair)
                                  John H. Buck
                                  Donald H. Dew
                                Robert M. Lovell
                                Margaret G. Ogden

                                   AUDIT FEES

     The following table sets forth fees billed or expected to be billed to the Company by PricewaterhouseCoopers L.L.P. for: (i) services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and review of quarterly financial statements, (ii) services rendered during fiscal year 2001 for provision of any financial information systems design and implementation, and (iii) all other fees for services rendered during fiscal year 2001. The Audit Committee has considered whether the provision of non-audit services is compatible with PricewaterhouseCoopers L.L.P.'s independence.

       Audit Fees.............................................. $75,000
       Financial Information Systems Design
         and Implementation Fees............................... $     0
       All Other Fees.......................................... $33,450

                          TRANSACTIONS WITH MANAGEMENT

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with many Directors, officers and their associates. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank do not involve more than a normal risk of collectability or present other unfavorable features.

     The law firm of Dunn, Bruno & St. Leger, LLP, of which Director Peter M. Dunn is a partner, provided legal services to the Bank in 2001. The amount received by Dunn, Bruno & St. Leger, LLP for such services was less than 5% of the gross revenues of the law firm for its last fiscal year.

     The law firm of Riehlman, Shafer & Shafer, of which Director Charles E. Shafer is a partner, provided legal services to the Bank in 2001. The amount received by Riehlman, Shafer & Shafer for such services was less than 5% of the gross revenues of the law firm for its last fiscal year.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and holders of more than 10% of the Company's common stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the common stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based solely on its review of the copies of such filings received by it and written representations of Reporting Persons with respect to the fiscal year ended December 31, 2001, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2001.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2001. This appointment was based upon the recommendation of the Audit Committee. An independent auditor has not yet been selected for the Company's current fiscal year.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders, and will have an opportunity to make a statement and to respond to appropriate questions.

                                  ANNUAL REPORT

     The Annual Report of the Company, including financial statements for the year 2001, is being sent to shareholders with this Proxy Statement. Copies of the Annual Report will be furnished to any shareholder upon written request to Donald S. Ames, Secretary, Alliance Financial Corporation, 65 Main Street, Cortland, New York 13045.

                     SUBMISSION OF PROPOSALS BY SHAREHOLDERS

     If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 2003 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by November 27, 2002. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matters other than those indicated above that will be presented for action at the meeting. The enclosed Proxy gives discretionary authority, however, in the event any other matter may properly come before the meeting.

                                             By Order of the Board of Directors


                                             Donald S. Ames
                                             Secretary

Dated: March 27, 2002

                                                                      APPENDIX A
                                                        (Commission Filing Only)

                         ALLIANCE FINANCIAL CORPORATION

                   1998 LONG TERM INCENTIVE COMPENSATION PLAN

     (Including Proposed Amendment to be Voted Upon at 2002 Annual Meeting)

     1. Preamble. This document sets forth the terms of the Alliance Financial Corporation 1998 Incentive Compensation Plan which shall become effective as of the effective date of the merger of Cortland First Financial Corporation and Oneida Valley Bancshares, Inc., contingent upon the approval of the Plan by the shareholders.

     2. Purpose. The purpose of the Plan is to promote the interests of the Company by providing current and future directors, officers and key employees with an equity or equity-based interest in the Company, so that the interests of such individuals will be closely associated with the interests of shareholders by reinforcing the relationship between shareholder gains and individual compensation. Pursuant to this Plan, eligible individuals may receive (a) Incentive Stock Options, (b) Non-Qualified Stock Options, and/or (c) Restricted Stock Awards.

     3. Eligibility. Directors, officers and key employees of the Company or its Subsidiaries shall be eligible to participate in the Plan. Participants shall be selected by the Board of Directors based upon such factors as the eligible individual's past and potential contributions to the success, profitability, and growth of the Company.

     4. Definitions. As used in this Plan,

          (a) "Board of Directors" shall mean the board of directors of the Company.

          (b) "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the Company.

          (c) "Company" shall mean Alliance Financial Corporation.

          (d) "Director" shall mean a member of the board of directors of the Company or its Subsidiaries.

          (e) "Eligible Individuals" shall mean persons described in Paragraph 3; provided that only employees of the Company shall be eligible for grants of Incentive Stock Options.

          (f) "Incentive Stock Option" shall mean the right granted to an Eligible Individual to purchase Common Stock under this Plan, the grant, exercise and disposition of which are intended to comply with, and to be governed by, Internal Revenue Code Section 422.

          (g) "Market Value per Share" shall mean, at any date, the fair market value per share of the shares of Common Stock, as determined in good faith by the Board of Directors.

          (h) "Non-Qualified Stock Option" shall mean the right granted to an Eligible Individual to purchase Common Stock under this Plan, the grant, exercise and disposition of which are not intended to be subject to the requirements and limitations of Internal Revenue Code Section 422.

          (i) "Optionee" shall mean the Eligible Individual to whom an Option Right is granted pursuant to an agreement evidencing an outstanding Incentive Stock Option or Non-Qualified Stock Option.

          (j) "Option Right" shall mean the right to purchase a share of Common Stock upon exercise of an outstanding Incentive Stock Option or Non-Qualified Stock Option.

          (k) "Restricted Stock Award" shall mean an award of Common Stock to an Eligible Individual that is subject to the restrictions described in Paragraph 9 and subject to tax under Internal Revenue Code Section 83.

          (l) "Subsidiary" shall mean any corporation in which (at the time of determination) the Company owns or controls, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock issued by the corporation.

     5. Shares Available Under the Plan.

          (a) The shares of Common Stock which may be made the subject of rights or awards granted pursuant to this Plan may be treasury shares or shares of original issue or a combination of the foregoing.

          (b) Subject to adjustments in accordance with Paragraph 11 of this Plan, the maximum number of shares of Common Stock that may be the subject of Option Rights or Restricted Stock Awards granted pursuant to this Plan shall be 550,000 shares of Common Stock which are made available by virtue of this Plan.

     6. Grants of Option Rights Generally. The Board of Directors may, from time to time and upon such terms and conditions as it may determine, authorize the grant of Option Rights to Eligible Individuals. Each such grant may utilize any or all of the shares of Common Stock authorized under this Plan and shall be subject to all of the limitations, contained in the following provisions:

          (a) Each grant shall specify whether it is intended as a grant of Incentive Stock Options or Non-Qualified Stock Options.

          (b) Each grant shall specify the number of shares of Common Stock to which it pertains.

          (c) Successive grants may be made to the same Eligible Individual whether or not any Option Rights previously granted to such Eligible Individual remain unexercised.

          (d) Upon exercise of an Option Right and subject to approval by the Board of Directors, the entire option price shall be payable (i) in cash,
     (ii) by the transfer to the Company by the Optionee of shares of Common Stock with a value (Market Value per Share times the number of shares) equal to the total option price, or (iii) by a combination of such methods of payment. Payment may not be made with Common Stock issued to the Optionee by the Company upon his or her prior exercise of an option under this Plan or any other option plan unless the Common Stock received upon that prior exercise shall have been held by the Optionee for at least one year.

          (e) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by any officer designated by the Board of Directors for this purpose and delivered to and accepted by the Eligible Individual and shall contain such terms and provisions, consistent with this Plan, as the Board of Directors may approve.

     7. Special Rules for Grants of Incentive Stock Options.

          (a) Each grant of Incentive Stock Options shall specify an option price per share not less than the Market Value per Share on the date the Option Right is granted; provided that, if an Incentive Stock Option is granted to any Eligible Individual who, immediately after such option is granted, is considered to own stock possessing more than ten percent of the combined voting power of all classes of stock of the Company, or any of its subsidiaries, then the option price per share shall be not less than 110 percent of the Market Value per Share on the date of the grant of the option, and such option may be exercised only within five years of the date of the grant.

          (b) The duration of each Incentive Stock Option by its terms shall be not more than ten years from the date the option is granted as specified by the Board of Directors.

          (c) The Board of Directors shall establish the time or times within the option period when the Incentive Stock Option may be exercised in whole or in such parts as may be specified from time to time by the Board of Directors, except that Incentive Stock Options shall not be exercisable earlier than one year, nor later than ten years, following the date the option is granted. The date of grant of each Option Right shall be the date of its authorization by the Board of Directors.

          (d) Except as may be provided by the Board of Directors at the time of grant, (i) in the event of the Optionee's termination of employment due to any cause, including death or retirement, rights to exercise Incentive Stock Options shall cease, except for those which are exercisable as of the date of termination, and (ii) rights that are exercisable as of the date of termination shall remain exercisable for a period of three months following a termination of employment for any cause other than death or disability, and for a period of one year following a termination due to death or disability. However, no Incentive Stock Option shall, in any event, be exercised after the expiration of ten years from the date such option is granted, or such earlier date as may specified in the option.

          (e) No Incentive Stock Options shall be granted hereunder to any Optionee that would allow the aggregate fair market value (determined at the time the option is granted) of the stock subject to all stock options, including the Incentive Stock Option in question, which such Optionee may exercise for the first time during any calendar year, to exceed $100,000.

     8. Special Rules for Grants of Non-Qualified Stock Options.

          (a) Except as may be provided by the Board of Directors at the time of grant, (i) in the event of the Optionee's termination of employment due to retirement, death or disability, rights to exercise Non-Qualified Stock Options that are exercisable as of the date of termination shall remain exercisable for six months following termination, (ii) in the event of the Optionee's termination of employment due to any other reason, the rights to exercise Non-Qualified Stock Options that are exercisable as of the date of termination shall remain exercisable for three months following termination, and (iii) the right to exercise Non-Qualified Stock Options that are not exercisable as of the date of termination shall be forfeited. Notwithstanding the foregoing, the Board of Directors may, at any time, extend the time within which a Non-Qualified Stock Option may be exercised.

          (b) The Company shall not issue stock certificates to an Optionee who exercises a Non-Qualified Stock Option, unless payment of the required lawful withholding taxes has been made to the Company by check, payroll deduction or other arrangements satisfactory to the Board of Directors.

     9. Restricted Stock Awards.

          (a) Shares of Common Stock granted pursuant to a Restricted Stock Award issued under the Plan (except as otherwise provided in the Plan) shall not be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of, for the period of time determined by the Board of Directors in its absolute direction (the "Forfeiture Period"). Except as may be provided by the Board of Directors at the time of grant, if the recipient's employment with the Company or any of its Subsidiaries (or membership on the Board of Directors) terminates prior to the expiration of the Forfeiture Period for any reason other than death or disability, the recipient shall, on the date employment terminates, forfeit and surrender to the Company the number of shares of Common Stock with respect to which the Forfeiture Period has not expired as of the date employment (or membership) terminates. If Common Stock is forfeited, dividends paid on those shares during the Forfeiture Period may be retained by the recipient.

          (b) Upon each grant of a Restricted Stock Award, the Board of Directors shall fix the Forfeiture Period. Each certificate of Common Stock issued pursuant to the Restricted Stock Award shall bear a legend to reflect the Forfeiture Period until the Forfeiture Period expires. As a condition to issuance of Common Stock to an Eligible Individual, the Board of Directors may require the Eligible Individual to enter into an agreement providing for the Forfeiture Period and such other terms and conditions that it prescribes, including, but not limited to, a provision that Common Stock issued to the Eligible Individual shall be held by an escrow agent until the Forfeiture Period lapses. The Board of Directors also may require a written representation by the Eligible Individual that he or she is acquiring the shares for investment.

          (c) When the Forfeiture Period with respect to shares of Common Stock lapses, a certificate for such shares shall be issued, free of any escrow; such certificate shall not bear a legend relating to the Forfeiture Period.

          (d) Each Eligible Individual shall agree, at the time he or she receives a Restricted Stock Award and as a condition thereof, to pay or make arrangements satisfactory to the Board of Directors regarding the payment to the Company of any federal, state or local taxes of any kind required by law to be withheld with respect to any award or with respect to the lapse of any restrictions on shares of restricted Common Stock awarded under this Plan, or the waiver of any forfeiture hereunder, and also shall agree that the Company may, to the extent permitted by law, deduct such taxes from any payments of any kind due or to become due to such recipient from the Company, sell by public or private sale, with ten days notice or such longer notice as may be required by applicable law, a sufficient number of shares of Common Stock so awarded in order to cover all or part of the amount required to be withheld, or pursue any other remedy of law or in equity. In the event that the recipient of shares of Common Stock under this Plan shall fail to pay to the Company all such federal, state and local taxes, or to make arrangements satisfactory to the Board of Directors regarding the payment of such taxes, the shares to which such taxes relate shall be forfeited and returned to the Company.

          (e) The Board of Directors shall have the authority at any time to accelerate the time at which any or all or the restrictions set forth in this Plan with respect to any or all shares of restricted Common Stock awarded hereunder shall lapse.

          (f) If an Eligible Individual dies, or terminates employment with the Company (or membership on the Board of Directors) because of disability, before the expiration of a Forfeiture Period, the Forfeiture Period on any Common Stock owned by the Eligible Individual shall lapse on the date of death, or on the date that employment (or membership) terminates because of disability, provided such date is not less than four years subsequent to the date of the award. If the date of death or disability is within four years of the date of the award, the Board of Directors, in its sole discretion, can waive the Forfeiture Period as to any or all of the stock.

     10. Transferability. No Option Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Option Rights shall be exercisable during the Optionee's lifetime only by the Optionee. Other rights granted pursuant to this Plan also shall not be subject to assignment, alienation, lien, transfer, sale or exchange.

     11. Adjustments. The Board of Directors may make or provide for such adjustments in the maximum numbers of shares of Common Stock specified in Paragraph 5 of this Plan, in the numbers of shares of Common Stock covered by other rights granted hereunder, and in the prices per share applicable under all such rights, as the Board of Directors in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Eligible Individuals that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other transaction or event having an effect similar to any of the foregoing.

     12. Fractional Shares. The Company shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

     13. Administration of the Plan.

          (a) The Compensation Committee of the Board of Directors shall be responsible for making recommendations to the Board of Directors regarding administration of this Plan. Any grant or award under this Plan shall be authorized by vote of the Board of Directors, acting upon recommendation of the Compensation Committee, at a meeting at which a quorum of the Board is present.

          (b) The Board of Directors shall have the power to interpret and construe any provision of this Plan. The interpretation and construction by the Board of Directors of any provision of this Plan or of any agreement evidencing the grant of rights hereunder, and any determination by the Board of Directors pursuant to any provision of this Plan or of any such agreement, shall be final and binding. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

          (c) Notwithstanding any other provision of this Plan, the Board of Directors may impose such conditions on the exercise of any right granted hereunder (including, without limitation, the right of the Board of Directors to limit the time of exercise to specified periods) as may be required to satisfy the requirements of applicable federal or state securities laws.

     14. Amendments, Termination, Etc.

          (a) This Plan may be amended from time to time by resolutions of the Board of Directors, provided that no such amendment shall (i) increase the maximum numbers of shares of Common Stock specified in Paragraph 5 of this Plan (except that adjustments authorized by Paragraph 11 of this Plan shall not be limited by this provision), or (ii) change the definition of "Eligible Individuals", without further approval by the shareholders of the Company.

          (b) The Board of Directors may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this Plan. In the event of such cancellation, the Board of Directors may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms and conditions as, under this Plan, would have been applicable had the canceled Option Rights not been granted.

          (c) In the case of any Option Right not immediately exercisable in full, the Board of Directors in its discretion may accelerate the time at which the Option Right may be exercised, subject to the limitation described in Paragraph 7(c).

          (d) Notwithstanding any other provision of the Plan to the contrary,
     (i) the Plan may be terminated at any time by resolutions of the Board of Directors, and (ii) no rights shall be granted pursuant to this Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted by the Board of Directors or the date the Plan is approved by shareholders of the Company.

                                      PROXY

                         ALLIANCE FINANCIAL CORPORATION

            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                   ANNUAL MEETING OF SHAREHOLDERS, MAY 7, 2002

     The undersigned hereby appoints Jack H. Webb, Charles H. Spaulding, and Donald H. Dew, and each of them, as proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Alliance Financial Corporation (the "Company") to be held at the office of the Company at 65 Main Street, in the City of Cortland, Cortland County, New York on the 7th of May, 2002, at 4:00 p.m. and at any adjournment or adjournments thereof, and to vote all shares of stock, as designated on the reverse side, which the undersigned may be entitled to vote at such Meeting, and with all other powers which the undersigned would possess if personally present.

        CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE

[X]  Please mark your votes as indicated in this example.

(1) ELECTION OF DIRECTORS

FOR all nominees listed at        WITHHOLD AUTHORITY         Nominees: (Class I)
right (except as withheld         to vote for all
in the space below)               nominees at right          Donald S. Ames
                                                             Peter M. Dunn
[ ]                               [ ]                        Margaret G. Ogden
                                                             Paul M. Solomon
                                                             David J. Taylor

     (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

          ----------

     (2) Amendment to the Alliance Financial Corporation 1998 Long Term Incentive Compensation Plan

               FOR                   AGAINST                ABSTAIN

               [ ]                     [ ]                    [ ]

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of all Directors and FOR the proposed amendment to the Long Term Incentive Compensation Plan.

     PLEASE SIGN AND DATE BELOW, AND RETURN

     Signature(s) of Shareholder(s)______________________ Date:______, 2002

NOTE: Please sign exactly as name appears above and where shares are held jointly each holder should sign. When signing as attorney, administrator, executor, trustee, guardian, or other fiduciary, please give your full title. If signing for a corporation, please indicate your office.